Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 20, 2020, on the financial statements of Uppercut Brands, Inc. for the years ended December 31, 2019 and 2018, included herein on the registration statement of Uppercut Brands, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

May 22, 2020